Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Allegion plc of our report dated March 10, 2014, except for the Guarantor Financial Information presented in Note 22, as to which the date is June 13, 2014, relating to the financial statements and financial statement schedule of Allegion plc, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

June 13, 2014